Exhibit (a)(1)(v)

U.S. Offer to Purchase

American Depositary Shares

Representing up to an Aggregate of 1,314,466,775 Series B Shares

(including Series B Shares tendered into the Indonesian Offer)

of

PT INDOSAT TBK.

at

the U.S. Dollar Equivalent of Indonesian Rupiah 369,400 per ADS

by

INDONESIA COMMUNICATIONS PTE. LTD.

a wholly-owned indirect subsidiary of

QATAR TELECOM (QTEL) Q.S.C.

THE U.S. OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 3:00 A.M., NEW YORK CITY TIME (WHICH IS 3:00 P.M., JAKARTA TIME), ON FEBRUARY 18, 2009, UNLESS THE U.S. OFFER IS EXTENDED.

January 20, 2009

To Our Clients:

Enclosed for your consideration are the U.S. Offer to Purchase, dated January 20, 2009 (the “Offer to Purchase”), and the related ADS Letter of Transmittal (“ADS Letter of Transmittal”) in connection with the offer by Qatar Telecom (Qtel) Q.S.C., a corporation organized under the laws of Qatar (“Qtel”), through Indonesia Communications Pte. Ltd., a company incorporated in Singapore and a wholly-owned indirect subsidiary of Qtel (“ICLS” and, together with Qtel, the “Offeror”), to purchase American Depositary Shares (“ADSs”) of PT Indosat Tbk., a public listed company organized under the laws of the Republic of Indonesia (the “Company”), other than ADSs held by Qtel and its affiliates, at a purchase price of the U.S. dollar equivalent of Indonesian Rupiah 369,400 per ADS, net to the seller in cash (without interest and subject to any required withholding of taxes) (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase and this ADS Letter of Transmittal (which, together with any amendments or supplements thereto or hereto, collectively constitute the “U.S. Offer”).

The Offer Price for the ADSs accepted for payment in the U.S. Offer will be paid in U.S. dollars. The Offer Price of Indonesian Rupiah 369,400 per ADS (which is the offer price of Indonesian Rupiah 7,388 per Series B Share being offered in the Indonesian Offer, multiplied by 50) will be converted from Indonesian Rupiah to U.S. dollars based on the “Applicable Exchange Rate.” The Applicable Exchange Rate will be the average of the daily U.S. dollar/Indonesian Rupiah sell rates for transactions as reported by Bank Indonesia at 4:00 p.m., Jakarta time, for each of the last five (5) Indonesian business days of the offer period (excluding the last day of the offer period) on its official website at http://www.bi.go.id/web/en/Moneter/Kurs+Bank+Indonesia/Kurs+Transaksi/. The Offeror will remit the cash consideration for the ADSs accepted for payment in the U.S. Offer (in U.S. dollars) to The Bank of New York Mellon, as ADS tender agent (the “ADS Tender Agent”), and the ADS Tender Agent will remit the cash consideration to holders of ADSs that are accepted for payment in the U.S. Offer. Tendering holders will bear any exchange rate risks and costs.

Concurrently with the U.S. Offer, the Offeror is offering to purchase up to a specified number of outstanding Series B Shares, par value Rp100 (the “Series B Shares”), other than Series B Shares held by Qtel and its affiliates and Series B Shares underlying ADSs, pursuant to the applicable laws of the Republic of Indonesia (the “Indonesian Offer” and, together with the U.S. Offer, the “Offers”).

In the aggregate, the Offeror is offering to purchase up to 1,314,466,775 Series B Shares (including Series B Shares underlying ADSs) in the Offers on a combined basis, representing approximately 24.19% of the total issued and outstanding Series B Shares (including Series B Shares underlying ADSs). The Indonesian Offer is open only to holders of Series B Shares, wherever the holders are located. The U.S. Offer is open only to holders of ADSs, wherever the holders are located, and to U.S. holders of Series B Shares that are deposited for issuance of ADSs.

U.S. holders of Series B Shares who wish to participate in the U.S. Offer may, pursuant to the instructions contained in the Offer to Purchase, deposit their Series B Shares for issuance of ADSs that will be tendered into the U.S. Offer (subject to proration) as set forth in “The U.S. Offer — Section 2” of the Offer to Purchase. To do so, prior to the expiration of the U.S. Offer, they must (1) deposit their Series B Shares (“Deposited Series B Shares”) with either HSBC Indonesia or PT Bank Mandiri (Persero) Tbk., as custodian (the “ADS Custodian”), for the account of The Bank of New York Mellon, as the ADS tender agent for the U.S. Offer, and (2) deliver an ADS Letter of Transmittal and any other required documentation to the ADS Tender Agent.

If more than 1,314,466,775 Series B Shares (including Series B Shares underlying ADSs) are validly tendered and not withdrawn on or prior to 3:00 a.m., New York City time (which is 3:00 p.m., Jakarta time), on February 18, 2009, or such later date and time to which the U.S. Offer may be extended in accordance with applicable law (the “Expiration Date”), in the Offers on a combined basis, then the proration rules will apply, as described in Section 4 of the Offer to Purchase, so that the Offeror will purchase no more than an aggregate of 1,314,466,775 Series B Shares (including Series B Shares underlying ADSs) in the Offers on a combined basis. This means that the Offeror will purchase from the tendering holders that number of ADSs calculated by multiplying the number of ADSs the holders validly tendered and did not properly withdraw as of the Expiration Date by a proration factor. The proration factor will be the quotient of 1,314,466,775 divided by the total number of Series B Shares (including Series B Shares underlying ADSs) validly tendered and not properly withdrawn as of the expiration of the U.S. Offer and the Indonesian Offer. For example, if 1,752,622,366 Series B Shares (including Series B Shares underlying ADSs) are validly tendered and not properly withdrawn as of the Expiration Date, the Offeror will purchase 75% of the ADSs that the holders tendered (with adjustments to avoid the purchase of fractional ADSs from any holder, although “Odd-lots” of less than fifty (50) Deposited Series B Shares will be accepted to the extent practicable).

We are the holder of record of ADSs held for your account. As such, only we, pursuant to your instructions, can tender your ADSs. The ADS Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender ADSs held by us for your account.

We request instructions as to whether you wish us to tender any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the U.S. Offer.

Please note carefully the following:

1.	The U.S. Offer is being made for ADSs of the Company, other than ADSs held by Qtel and its affiliates. Concurrently with the U.S. Offer, the Offeror is offering to purchase outstanding Series B Shares, other than Series B Shares held by Qtel and its affiliates and Series B Shares underlying ADSs. In the aggregate, the Offeror is offering to purchase up to 1,314,466,775 Series B Shares (including Series B Shares underlying ADSs) in the Offers on a combined basis.

2.	The Offer Price is Indonesian Rupiah 369,400 per ADS (which is the offer price of Indonesian Rupiah 7,388 per Series B Share being offered in the Indonesian Offer, multiplied by 50), net to the seller in cash (without interest and subject to any required withholding of taxes), upon the terms and subject to the conditions set forth in the Offer to Purchase. The Offer Price will be converted from Indonesian Rupiah to U.S. dollars based on the Applicable Exchange Rate.

3.	The U.S. Offer and withdrawal rights expire at 3:00 a.m., New York City time (which is 3:00 p.m., Jakarta time), on February 18, 2009, unless the U.S. Offer is extended.

4.	The U.S. Offer is not subject to any conditions other than that in order to be accepted for payment (subject to proration), ADSs (and Series B Shares underlying ADSs) must be validly tendered and not withdrawn as of the expiration of the U.S. Offer.

5.	Tendering ADS holders who are registered ADS holders or who tender their ADSs directly to the ADS Tender Agent will not be obligated to pay any brokerage commissions or fees to the Company, solicitation fees, or, except as set forth in the Offer to Purchase and the ADS Letter of Transmittal, transfer taxes on the Offeror’s purchase of ADSs pursuant to the U.S. Offer.

6.	If you wish to have us tender any or all of your ADSs, please so instruct us by completing, executing, detaching and returning to us the ADS Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your ADSs, all such ADSs will be tendered unless otherwise specified on the ADS Instruction Form.

7.	If more than 1,314,466,775 Series B Shares (including Series B Shares underlying ADSs) are validly tendered and not withdrawn on or prior to the Expiration Date in the Offers on a combined basis, then the proration rules will apply, as described in Section 4 of the Offer to Purchase, so that the Offeror will purchase no more than an aggregate of 1,314,466,775 Series B Shares (including Series B Shares underlying ADSs) in the Offers on a combined basis.

YOUR PROMPT ACTION IS REQUESTED. YOUR ADS INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE U.S. OFFER. THE BOOK-ENTRY TRANSFER FACILITY HAS ADVISED THE COMPANY THAT IT WILL NOT TRANSFER TENDERED ADSs INTO THE ADS TENDER AGENT’S ACCOUNT AFTER 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 17, 2009. THEREFORE, TENDERS TO BE EFFECTED BY BOOK-ENTRY TRANSFER MUST BE MADE BEFORE THAT TIME.

The U.S. Offer is not being made, directly or indirectly, in or into, and may not be accepted from within, any jurisdiction in which the making of the U.S. Offer or the acceptance of the U.S. Offer would not be in compliance with the laws of that jurisdiction. Persons who come into possession of the Offer to Purchase or other documentation relating to the U.S. Offer should inform themselves of and observe all of these restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of that jurisdiction.

Very truly yours,

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE OFFEROR, THE INFORMATION AGENT, THE ADS TENDER AGENT OR ANY OTHER AGENT WORKING FOR US OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE U.S. OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

ADS INSTRUCTION FORM

With Respect to the

U.S. Offer to Purchase

American Depositary Shares

Representing up to an Aggregate of 1,314,466,775 Series B Shares

(including Series B Shares tendered into the Indonesian Offer)

of

PT INDOSAT TBK.

at

the U.S. Dollar Equivalent of Indonesian Rupiah 369,400 per ADS

by

INDONESIA COMMUNICATIONS PTE. LTD.

a wholly-owned indirect subsidiary of

QATAR TELECOM (QTEL) Q.S.C.

The undersigned acknowledge(s) receipt of your letter and the enclosed U.S. Offer to Purchase, dated January 20, 2009 (the “Offer to Purchase”), and the related ADS Letter of Transmittal to tender American Depositary Shares (the “ADS Letter of Transmittal”) (which, as amended or supplemented from time to time, together constitute the “U.S. Offer”), in connection with the offer by Qatar Telecom (Qtel) Q.S.C., a corporation organized under the laws of Qatar (“Qtel”), through Indonesia Communications Pte. Ltd, a company incorporated under the laws of Singapore and a wholly-owned indirect subsidiary of Qtel (“ICLS” and, together with Qtel, the “Offeror”), to purchase American Depositary Shares (“ADSs”) of PT Indosat Tbk., a public listed company organized under the laws of the Republic of Indonesia (the “Company”), other than ADSs held by Qtel and its affiliates, at a purchase price of the U.S. dollar equivalent of Indonesian Rupiah 369,400 per ADS, net to the seller in cash (without interest and subject to any required withholding of taxes) (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase and this ADS Letter of Transmittal (which, together with any amendments or supplements thereto or hereto, collectively constitute the “U.S. Offer”).

The Offer Price for the ADSs accepted for payment in the U.S. Offer will be paid in U.S. dollars. The Offer Price of Indonesian Rupiah 369,400 per ADS (which is the offer price of Indonesian Rupiah 7,388 per Series B Share being offered in the Indonesian Offer, multiplied by 50) will be converted from Indonesian Rupiah to U.S. dollars based on the “Applicable Exchange Rate.” The Applicable Exchange Rate will be the average of the daily U.S. dollar/Indonesian Rupiah sell rates for transactions as reported by Bank Indonesia at 4:00 p.m., Jakarta time, for each of the last five (5) Indonesian business days of the offer period (excluding the last day of the offer period) on its official website at http://www.bi.go.id/web/en/Moneter/Kurs+Bank+Indonesia/Kurs+Transaksi/. The Offeror will remit the cash consideration for the ADSs accepted for payment in the U.S. Offer (in U.S. dollars) to The Bank of New York Mellon as ADS tender agent (the “ADS Tender Agent”), and the ADS Tender Agent will remit the cash consideration to holders of ADSs that are accepted for payment in the U.S. Offer. The undersigned will bear any exchange rate risks.

Each of Indosat’s ADSs is evidenced by an American Depositary Receipt (“ADR”). The Bank of New York Mellon acts as depositary for the ADSs (the “ADS Depositary”) and as ADS Tender Agent for the receipt of tenders of ADSs under the Offer to Purchase.

Concurrently with the U.S. Offer, the Offeror is offering to purchase outstanding Series B Shares, par value Rp100 (“Series B Shares”), other than Series B Shares held by Qtel and its affiliates and Series B Shares underlying ADSs, pursuant to the applicable laws of the Republic of Indonesia (the “Indonesian Offer” and, together with the U.S. Offer, the “Offers”).

In the aggregate, the Offeror is offering to purchase up to 1,314,466,775 Series B Shares (including Series B Shares underlying ADSs) in the Offers on a combined basis, representing approximately 24.19% of the total issued and outstanding Series B Shares (including Series B Shares underlying ADSs). The Indonesian Offer is open only to holders of Series B Shares, wherever located.

U.S. holders of Series B Shares who wish to participate in the U.S. Offer may, pursuant to the instructions contained in the Offer to Purchase, deposit their Series B Shares for issuance of ADSs that will be tendered into the U.S. Offer (subject to proration) as set forth in “The U.S. Offer — Section 2” of the Offer to Purchase. To do so, prior to the expiration of the U.S. Offer, they must (1) deposit their Series B Shares (“Deposited Series B Shares”) with either HSBC Indonesia or PT Bank Mandiri (Persero) Tbk., as custodian (the “ADS Custodian”), for the account of The Bank of New York Mellon, as the ADS Tender Agent for the U.S. Offer, and (2) deliver an ADS Letter of Transmittal and any other required documentation to the ADS Tender Agent.

If more than 1,314,466,775 Series B Shares (including Series B Shares underlying ADSs) are validly tendered and not withdrawn on or prior to 3:00 a.m., New York City time (which is 3:00 p.m., Jakarta time), on February 18, 2009, or such later date and time to which the U.S. Offer may be extended in accordance with applicable law (the “Expiration Date”), in the Offers, then the proration rules will apply, as described in Section 4 of the Offer to Purchase, so that the Offeror will purchase no more than an aggregate of 1,314,466,775 Series B Shares (including Series B Shares underlying ADSs) in the Offers. This means that the Offeror will purchase from the tendering holders that number of ADSs calculated by multiplying the number of ADSs the tendering holders validly tendered and did not properly withdraw as of the Expiration Date by a proration factor. The proration factor will be the quotient of 1,314,466,775 divided by the total number of Series B Shares (including Series B Shares underlying ADSs) validly tendered and not properly withdrawn as of the expiration of the U.S. Offer and the Indonesian Offer. For example, if 1,752,622,366 Series B Shares (including Series B Shares underlying ADSs) are validly tendered and not properly withdrawn as of the Expiration Date, the Offeror will purchase 75% of the number of ADSs that the holders tendered (with adjustments to avoid the purchase of fractional ADSs from any holder although “Odd-lots” of less than fifty (50) Deposited Series B Shares will be accepted to the extent practicable).

The undersigned hereby instruct(s) you to tender to the Offeror the number of ADSs indicated below or, if no number is indicated, all ADSs held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the U.S. Offer.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing ADSs submitted on my behalf to the ADS Tender Agent will be determined by the Offeror and such determination shall be final and binding.

NUMBER OF ADSs BEING TENDERED HEREBY:              ADSs*

*	Unless otherwise indicated, it will be assumed that all ADSs held by us for your account are to be tendered.

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